EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Duke Realty Corporation (the “General Partner”) on Form 10-K for the year ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Denien, Executive Vice President and Chief Financial Officer of the General Partner, certify, pursuant to 18 U.S.C. § Section 1350, as adopted pursuant to § Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the General Partner.

/s/ Mark A. Denien
Mark A. Denien
Executive Vice President and Chief Financial Officer
Date:	February 25, 2020
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Realty Corporation, and will be retained by Duke Realty Corporation and furnished to the Securities and Exchange Commission or its staff upon request.